Power of Attorney

I, the undersigned Chief Executive Officer and President of Hexagon AB, a company organized under the laws of Sweden (number 556190-4771) (the “Company”), grant this power of attorney in connection with the proposed acquisition by the Company, directly or through one or more of its subsidiary companies of all of the issued and outstanding common shares of NovAtel Inc., a company organized under the Canada Business Corporations Act (“NovAtel”), by means of a cash offer (the “Acquisition”) and the purchase of 953,864 NovAtel common shares and a debenture convertible into 764,105 NovAtel common shares (collectively, the “Private Placement”) pursuant to a Subscription and Support Agreement, dated October 8, 2007, by and between the Company and NovAtel (the “Agreement”).

To facilitate the Acquisition and the Private Placement, I hereby irrevocably appoint each of Håkan Halén and Frederick W. London, as true and lawful agent, proxy and attorney-in-fact and authorize each of them acting individually to represent the Company and to act on its behalf in connection with the Acquisition  and the Private Placement, which shall include, but not be limited to, the following actions and measures, namely:

(i)                           negotiating, entering into and signing any ancillary agreements relating to the Agreement (“Ancillary Agreements”) and any amendments, modifications or waivers relating to the Agreement or any Ancillary Agreement;

(ii)                        receiving, holding, endorsing, putting in escrow, releasing from escrow and delivering any certificates, instruments or either items;

(iii)                     completing the Private Placement and/or the Acquisition and taking any and all other actions to be performed by the Company under the Agreement or Ancillary Agreements, making any decisions that need to be made by the Company under the Agreement or Ancillary Agreements and receiving notices under the Agreement or Ancillary Agreements;

(iv)                    exercising or waiving any rights of the Company under the Agreement or Ancillary Agreements;

(v)                       representing the Company before any and all institutions, offices, authorities as well as before a notary public in any matter deemed necessary or appropriate in relation to the transactions contemplated in the Agreement or any Ancillary Agreements;

(vi)                    signing any and all agreements, documents and receipts, carrying out any and all other actions and making any decisions at its discretion which, in the opinion of either Håkan Halén or Frederick W. London, are deemed necessary or appropriate in relation to the transactions contemplated in the Agreement or any Ancillary Agreements;

(vii)                 acting on, signing and filing all documents, notices and applications with any governmental body which either Håkan Halén or Frederick W. London deem necessary or advisable, including without limitation (a) a Schedule TO and a Schedule 13D under the U.S. Securities Exchange Act of 1934, as amended, and any and all amendments thereto with the Securities and Exchange Commission together with all exhibits thereto and any subsequent Schedule TO or Schedule 13D in connection with the Acquisition and the Private Placement, together with all exhibits thereto, (b) such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and

(viii)              taking any and all actions which may be necessary or appropriate in connection therewith, granting unto each such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

This power of attorney shall be governed by the substantive laws of Sweden, without any reference to its conflict of law principles.

Date: 16 October, 2007
Place: Stockholm

Name:	Ola Rollén
Chief Executive Officer and President